Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Colonial Properties Trust Reports Results for Third Quarter 2010
BIRMINGHAM, Ala., October 28, 2010 — Colonial Properties Trust (NYSE: CLP), announced its results for the third quarter ended September 30, 2010.
For the third quarter 2010, the company reported a net loss available to common shareholders of $16.8 million, or $0.23 per diluted share, compared with a net loss available to common shareholders of $3.5 million, or $0.07 per diluted share, for the same period in 2009. For the nine months ended September 30, 2010, the company reported a net loss available to common shareholders of $40.9 million, or $0.59 per diluted share, compared with net income available to common shareholders of $8.6 million, or $0.17 per diluted share, for the same period in 2009. The change from the prior year is primarily attributable to a reduction in gains from the repurchase of unsecured senior notes and a reduction in gains on the sale of property, net of income taxes in 2010 compared with 2009.
Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the third quarter 2010 was $16.3 million, or $0.20 per diluted share, compared with $28.7 million, or $0.49 per diluted share, for the same period in 2009. The third quarter 2010 FFO results include a charge of $3.6 million, or $0.04 per diluted share, to write-off the original issuance costs related to the company’s 8 1/8 percent Series D Cumulative Redeemable Preferred Shares of Beneficial interest that were redeemed. FFO for the nine months ended September 30, 2010, totaled $57.6 million, or $0.74 per diluted share, compared with $110.4 million, or $1.91 per diluted share, for the same period in 2009. The change from the prior year is primarily attributable to a reduction in gains from the repurchase of unsecured senior notes in 2010 compared with 2009.
Operating FFO, which the company defines as FFO before transaction income (i.e. development gains/losses, land/outparcel gains/losses and bond/preferred stock repurchase gains/losses), for the third quarter 2010 was $20.5 million, or $0.25 per diluted share, compared with $13.8 million, or $0.23 per diluted share, for the same period in 2009. Operating FFO for the nine months ended September 30, 2010, was $61.6 million, or $0.79 per diluted share, compared with $51.5 million, or $0.89 per diluted share, for the same period in 2009.
Results for the three and nine months ended September 30, 2010 reflect the dilution resulting from the issuance of 6.3 million common shares and 9.9 million common shares during the three and nine months ended September 30, 2010, respectively, under two separate at-the-market equity offering programs as discussed further below.

A reconciliation of net income (loss) available to common shareholders to FFO and to Operating FFO, as well as definitions and statements of purpose are included in the financial tables accompanying this press release.
“We are pleased with the continued signs of improvement in multifamily fundamentals and the significant progress we are making in enhancing our balance sheet,” stated Thomas H. Lowder, Chairman and Chief Executive Officer. “While maintaining physical occupancy above 96 percent, our multifamily new and renewal lease rates were both positive to the expiring lease rates, our qualified traffic is up over last year and turnover continues to trend downward.”
Highlights for the Third Quarter 2010
•	Multifamily same-property revenue increased 0.1 percent compared with the third quarter 2009

•	Multifamily same-property net operating income (NOI) decreased 3.3 percent compared with third quarter 2009

•	Ended the quarter with multifamily same-property physical occupancy of 96.5 percent

•	Issued 6.3 million shares of common equity through the company’s at-the-market equity offering program at an average price of $15.80 per share, for net proceeds of $99.0 million

•	Completed the redemption of all of the company’s series D preferred depositary shares for approximately $100 million
Multifamily Operating Performance
Multifamily net operating income (NOI) for the third quarter 2010 decreased 3.3 percent compared with the third quarter 2009 for the 29,173 apartment homes included in the consolidated same-property results. Multifamily same-property revenues increased 0.1 percent and expenses increased 4.9 percent compared with the third quarter 2009. The increase in expenses is primarily due to an increase in repairs and maintenance costs and utilities, as a result of maintaining a higher occupancy, and insurance expenses were higher as a result of a favorable self insurance true-up that occurred in the third quarter 2009.
Multifamily net operating income (NOI) for the nine months ended September 30, 2010, decreased 5.8 percent from the same period ended September 30, 2009 with multifamily same-property revenues decreasing 1.4 percent and expenses increasing 5.1 percent. Same-property physical occupancy as of September 30, 2010, was 96.5 percent, compared with 94.4 percent at September 30, 2009.
Sequentially, multifamily same-property NOI for the third quarter 2010 decreased 2.1 percent compared to the second quarter 2010, with revenues remaining flat and expenses increasing 2.7 percent.
A reconciliation of NOI to income/loss from continuing operations, as well as definitions and statements of purpose, is included in the financial tables accompanying this press release.

Acquisition Activity
Subsequent to quarter end, on October 22, 2010, the company acquired the Villas at Brier Creek, a 364-unit Class A apartment community located in Raleigh, North Carolina for $37.9 million. The apartment community was built in 2009 and is currently 94 percent occupied. The acquisition was funded through the company’s unsecured line of credit.
Disposition Activity
During the third quarter 2010, the company closed on the sale of 15 condominium units for total sales proceeds of $4.8 million. The net book value of the company’s remaining for-sale condominium units was $13.6 million at September 30, 2010.
In October 2010, the company completed the sale of its 50 percent interest in Parkway Place Mall in Huntsville, Alabama, to joint venture partner CBL & Associates Properties, Inc. The total consideration was $38.8 million, comprised of $17.9 million in cash and CBL’s assumption of the company’s $20.9 million share of the existing loan secured by the property. Proceeds from the sale were used to repay a portion of the outstanding balance on the company’s unsecured line of credit.
Capital Markets Activity
During the third quarter 2010, the company issued 6.3 million common shares at an average price of $15.80 per share under its at-the-market equity offering program for net proceeds of $99.0 million. Year-to-date, the company has issued 9.9 million common shares at an average price of $15.10 per share under two separate at-the-market equity offering programs, both of which have been completed, for net proceeds of $148.0 million.
During the third quarter 2010, the company redeemed all of its outstanding 8 1/8 percent Series D Cumulative Redeemable Preferred Share of Beneficial Interest of the company, at a redemption price of $25.00 per depositary share plus accrued and unpaid dividends. The redemption price was funded with proceeds from the sale of common shares through the company’s most recently completed at-the-market equity offering program. As noted above, the company recorded a charge of $3.6 million in the third quarter 2010 with respect to the original preferred issuance costs as a result of the redemption of the series D preferred depositary shares.
Development Activity
In early October 2010, the company opened the first phase of Colonial Promenade Nord du Lac, a 247,000-square-foot retail center in Covington, Louisiana. The center is shadow anchored by Kohl’s and includes Hobby Lobby, Academy Sports + Outdoors and Kirkland’s. The first phase is currently 93.4 percent leased.

Leasing Activity
During the third quarter 2010, the company leased 77,500 square feet in Three Ravinia, located in Atlanta, Georgia, to Access Insurance Holdings, Inc., which will bring the 31-story, 813,000-square-foot Class A office building’s occupancy to over 90 percent.
Quarterly Dividend on Common Shares
On October 27, 2010, the Board of Trustees approved a cash dividend of $0.15 per common share, payable November 15, 2010, to shareholders of record as of November 8, 2010, representing an ex-dividend date of November 4, 2010.
2010 EPS and FFO per Share Guidance
The company is updating its guidance for 2010 to reflect the charge recorded in the third quarter for the redemption of the company’s series D preferred depositary shares, as discussed above, as well as revised assumptions and timing of certain transactions. The updated guidance range for the full year 2010 for EPS and FFO per share is set forth and reconciled below:

	Full-Year
	2010 Range
	Low	—	High
Diluted EPS	$(0.76)	—	$(0.73)
Plus: Real Estate Depreciation & Amortization	1.77	—	1.77
Less: Gain on Sale of Operating Properties	(0.04)	—	(0.04)

Total Diluted FFO per share	$0.97	—	$1.00

Less: Transaction Income
(Gain)/Loss on Sale of Land and Bond or Preferred Stock Repurchases	0.05	—	0.05

Operating FFO per share	$1.02	—	$1.05

Following are current assumptions reflected in the company’s full-year 2010 guidance:
•	Multifamily same-property net operating income: decline of 3.25 to 4.5 percent.
•	Revenue: Decline of 0.5 to 1.0 percent

•	Expense: Growth of 3.5 to 4.0 percent
•	Development spending of $28 million to $30 million.

•	Acquisitions of $63 million, all of which have been completed.

•	Land and for-sale residential property dispositions of $20 million to $25 million.

•	New secured mortgage financings of $94.2 million, all of which have been completed.

•	Corporate G&A expenses of $18 million to $20 million.
The company’s guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company’s control and all of which are subject to change. The company’s guidance may change if actual results vary from these assumptions.

For additional details regarding the company’s disposition and investment activities, see the company’s Supplemental Financial Highlights available on the company’s website at www.colonialprop.com.
Conference Call and Supplemental Materials
The company will hold its quarterly conference call Thursday, October 28, 2010, at 1:00 p.m. Central Time. The call will include a review of the company’s third quarter performance and a discussion of the company’s strategy and expectations for the future.
To participate, please dial 1-800-926-7891. As with previous calls, a replay will be available for seven days by dialing 1-800-633-8284; the conference ID is 21480617. Access to the live call and a replay will also be available through the company’s website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”
Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the company’s website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.
Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of September 30, 2010, the company owned or managed 33,911 apartment units and 17.8 million square feet of commercial space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, Operating FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds from Operations — FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before noncontrolling interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the company’s performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company’s industry.
The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
Operating FFO — The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of the company’s current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.
Property Net Operating Income — The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company’s consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled “(loss) income from continuing operations” is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on

NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
The company’s method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Operating FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company’s needs, including the company’s ability to make distributions.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding signs of improvement in multifamily fundamentals and the company’s efforts to further simplify the business and strengthen the balance sheet, may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
CONTACT:	Colonial Properties Trust Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2010

BALANCE SHEET
($ in 000s)	As of	As of
	9/30/2010	12/31/2009
ASSETS
Real Estate Assets
Operating Properties	$3,260,508	$3,210,350
Undeveloped Land & Construction in Progress	283,482	237,100

Total Real Estate, before Depreciation	3,543,990	3,447,450

Less: Accumulated Depreciation	(610,031)	(519,728)
Real Estate Assets Held for Sale, net	29,793	65,022

Net Real Estate Assets	2,963,752	2,992,744

Cash and Equivalents	7,639	4,590
Restricted Cash	9,327	7,952
Accounts Receivable, net	15,738	33,934
Notes Receivable	43,776	22,208
Prepaid Expenses	26,151	16,503
Deferred Debt and Lease Costs	21,992	22,560
Investment in Unconsolidated Subsidiaries	38,052	17,422
Other Assets	53,250	54,719

Total Assets	$3,179,677	$3,172,632

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$301,363	$310,546
Notes and Mortgages Payable	1,404,466	1,393,797

Total Long-Term Liabilities	1,705,829	1,704,343

Accounts Payable	31,981	28,299
Accrued Interest	17,646	13,133
Accrued Expenses	26,425	26,142
Investment in Unconsolidated Subsidiaries	23,073	—
Other Liabilities	12,940	15,054

Total Liabilities	1,817,894	1,786,971

Redeemable Common Units	136,783	133,537

EQUITY
Noncontrolling Interest
Series B 7 1/4%, Preferred Units	100,000	100,000
Limited Partner’s Noncontrolling Interest	780	985

Total Noncontrolling Interest	100,780	100,985

Series D 8 1/8% Preferred Shares (Liquidation Value)	—	100,118
Cumulative Earnings	1,266,361	1,296,188
Cumulative Distributions	(1,795,317)	(1,753,015)
Accumulated Other Comprehensive Loss	(2,351)	(2,957)
Common Equity, including Additional Paid-in Capital	1,655,527	1,510,805

Total Equity, including Noncontrolling Interest	1,225,000	1,252,124

Total Liabilities and Equity	$3,179,677	$3,172,632

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	9/30/2010	12/31/2009
Basic
Shares	77,655	66,366
Operating Partnership Units (OP Units)	7,317	8,163

Total Shares & OP Units	84,972	74,529

3Q10	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2010

CONSOLIDATED STATEMENTS OF INCOME
($ in 000s, except per share data)	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Revenue
Minimum Rent	$73,751	$69,028	$220,842	$209,475
Tenant Recoveries	2,416	848	7,798	2,823
Other Property Related Revenue	12,358	10,870	36,016	30,505
Other Non-Property Related Revenue	2,614	3,987	8,912	11,402

Total Revenue	91,139	84,733	273,568	254,205

Operating Expenses
Operating Expenses:
Property Operating Expenses	28,255	25,615	79,632	70,976
Taxes, Licenses and Insurance	9,826	8,386	31,866	29,674

Total Property Operating Expenses	38,081	34,001	111,498	100,650

Property Management Expenses	2,323	1,728	6,008	5,329
General and Administrative Expenses	3,757	4,073	14,022	12,982
Management Fee and Other Expenses	2,001	3,340	7,259	11,131
Restructuring Charges	—	588	—	1,400
Investment and Development (1)	9	100	42	1,585
Depreciation	30,554	28,070	91,075	84,130
Amortization	2,299	864	6,693	2,936
Impairment and Other Losses (2)	131	221	914	1,839

Total Operating Expenses	79,155	72,985	237,511	221,982

Income from Operations	11,984	11,748	36,057	32,223

Other Income (Expense)
Interest Expense	(21,223)	(22,593)	(63,051)	(65,835)
Debt Cost Amortization	(1,156)	(1,247)	(3,472)	(3,357)
Gain on Retirement of Debt	—	14,929	1,044	56,480
Interest Income	444	345	1,162	1,095
Loss from Partially-Owned Investments (3)	(687)	(3,317)	(23)	(4,595)
Loss on Hedging Activities	—	(649)	(289)	(1,709)
(Loss) Gain on Sale of Property, net of income taxes of $24 (Q3) and $117 (YTD) in 2010 and $1 (Q3) and $3,157 (YTD) in 2009	(287)	506	(947)	5,745
Income Taxes	(196)	(352)	(883)	2,518

Total Other Income (Expense)	(23,105)	(12,378)	(66,459)	(9,658)

(Loss) Income from Continuing Operations	(11,121)	(630)	(30,402)	22,565

Discontinued Operations
(Loss) Income from Discontinued Operations (2)	(11)	234	(59)	(512)
(Loss) Gain on Disposal of Discontinued Operations, net of income taxes of $0 (Q3) and $0 (YTD) in 2010 and $0 (Q3) and $70 (YTD) in 2009	(347)	(5)	(396)	7

(Loss) Income from Discontinued Operations	(358)	229	(455)	(505)

Net (Loss) Income	(11,479)	(401)	(30,857)	22,060

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(1)	—	110	(999)
Noncontrolling Interest in CRLP — Preferred	(1,813)	(1,813)	(5,438)	(5,438)
Noncontrolling Interest in CRLP — Common	1,615	616	4,430	(1,492)
Discontinued Operations
Noncontrolling Interest in CRLP — Common	32	(53)	45	(14)
Noncontrolling Interest of Limited Partners	—	155	(5)	597

Income Attributable to Noncontrolling Interest	(167)	(1,095)	(858)	(7,346)

Net (Loss) Income Attributable to Parent Company	(11,646)	(1,496)	(31,715)	14,714

Dividends to Preferred Shareholders	(1,582)	(1,998)	(5,649)	(6,108)
Preferred Share Issuance Costs, Net of Discount	(3,550)	30	(3,550)	25

Net (Loss) Income Available to Common Shareholders	$(16,778)	$(3,464)	$(40,914)	$8,631

(Loss) Earnings per Share — Basic
Continuing Operations	$(0.22)	$(0.08)	$(0.58)	$0.17
Discontinued Operations	(0.01)	0.01	(0.01)	—

EPS — Basic	$(0.23)	$(0.07)	$(0.59)	$0.17

(Loss) Earnings per Share — Diluted
Continuing Operations	$(0.22)	$(0.08)	$(0.58)	$0.17
Discontinued Operations	(0.01)	0.01	(0.01)	—

EPS — Diluted	$(0.23)	$(0.07)	$(0.59)	$0.17

(1)	Reflects costs incurred related to abandoned pursuits. Abandoned pursuits are volatile and therefore may vary between periods.

(2)	For the three months ended September 30, 2010, the Company recorded a $0.1 million non-cash impairment charge related to condominium sales at one of the Company’s for-sale properties. The additional charges reflected in the nine months ended September 30, 2010 are casualty losses attributable to property damage at three of the Company’s multifamily apartment communities. For the three months ended September 30, 2009, the Company recorded a $0.5 million non-cash impairment charge. Of the charge, $0.2 million (presented in “Impairment and other losses” in continuing operations) is related to the Company’s noncontrolling interest in the Colonial Grand at Traditions joint venture and $0.3 million (presented as a part of “(Loss) Income from Discontinued Operations”) is related to the sale of the remaining units at Portofino at Jensen Beach, a for-sale residential project. For the nine months ended September 30, 2009, in addition to the charges described above, the Company recorded $3.4 million of non-cash impairment charges. Of the charge, $0.7 million is related to the Company’s noncontrolling interest in the Craft Farms joint venture, $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project and $0.6 million is related to an additional for-sale residential project and sale of outparcels (presented in “Impairment and other losses” in continuing operations). In addition, $1.8 million is related to two multifamily apartment communities sold during the nine month period (presented as a part of “(Loss) Income from Discontinued Operations”.)

(3)	The three and nine months ended September 30, 2009 includes a $3.5 million charge due to the probability that the Company will have to fund the partial loan repayment guarantee provided on the original construction loan for Colonial Grand at Traditions, a property in which the Company has a 35% noncontrolling interest.

3Q10	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2010

THIRD QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Net (Loss) Income Available to Common Shareholders	$(16,778)	$(3,464)	$(40,914)	$8,631
Noncontrolling Interest in CRLP (Operating Ptr Unitholders)	(1,647)	(563)	(4,475)	1,506
Noncontrolling Interest in Gain on Sale of Undepreciated Property	—	—	—	992

Total	(18,425)	(4,027)	(45,389)	11,129

Adjustments — Consolidated Properties
Depreciation — Real Estate	30,156	27,567	89,779	82,753
Amortization — Real Estate	1,888	288	5,370	1,016
Remove: Gain/(Loss) on Sale of Property, net of Income
Tax and Noncontrolling Interest	633	(503)	1,343	(5,753)
Include: Gain/(Loss) on Sale of Undepreciated
Property, net of Income Tax and Noncontrolling Interest	(635)	589	(1,276)	4,133

Total Adjustments — Consolidated	32,042	27,941	95,216	82,149

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	2,070	5,016	6,193	14,250
Amortization — Real Estate	739	1,700	2,185	5,152
Remove: Gain/(Loss) on Sale of Property	(23)	(1,787)	(117)	(1,736)

Total Adjustments — Unconsolidated	2,786	4,929	8,261	17,666

Funds from Operations	$16,403	$28,843	$58,088	$110,944

Income Allocated to Participating Securities	(125)	(136)	(465)	(534)

Funds from Operations Available to Common Shareholders and Unitholders	$16,278	$28,707	$57,623	$110,410

FFO per Share
Basic	$0.20	$0.49	$0.74	$1.91
Diluted	$0.20	$0.49	$0.74	$1.91

Operating FFO:
Funds from Operations	$16,278	$28,707	$57,623	$110,410
Less: Transaction Income
- Development and Land (Gains)/Losses	635	(589)	1,163	(4,133)
- Bond / Preferred Repurchase Gains, Net of Write-off	—	(14,280)	(755)	(54,771)
- Preferred Share Issuance Costs, Net of Discount	3,550	(30)	3,550	(25)

Operating FFO	$20,463	$13,808	$61,581	$51,481

Operating FFO per Share
Basic	$0.25	$0.23	$0.79	$0.89
Diluted	$0.25	$0.23	$0.79	$0.89
FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before Noncontrolling Interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company’s performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.
The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of our current business plan, the timing and amount of these transactions can vary significantly between periods.
The Company’s method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.

THIRD QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Basic
Shares	74,411	50,787	70,157	49,222
Operating Partnership Units (OP Units)	7,371	8,325	7,722	8,636

Total Shares & OP Units	81,782	59,112	77,879	57,858

Dilutive Common Share Equivalents	—	—	—	—

Diluted (1)
Shares	74,411	50,787	70,157	49,222
Total Shares & OP Units	81,782	59,112	77,879	57,858

Notes:

(1)	For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

3Q10	NYSE: CLP

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)

RECONCILIATION OF REVENUES
	Three Months Ended		Nine Months Ended
	3Q10	3Q09	3Q10	3Q09
Divisional Total Revenues
Multifamily — Same-Property	$69,779	$69,691	$208,461	$211,380
Multifamily — Non Same-Property (1)	7,800	6,876	22,029	19,950
Commercial	19,477	22,469	60,789	68,980

Total Divisional Revenues	97,056	99,036	291,279	300,310

Less: Unconsolidated Revenues — Multifamily	(662)	(1,485)	(2,573)	(5,527)
Less: Unconsolidated Revenues — Commercial	(7,866)	(15,814)	(24,050)	(48,418)
Discontinued Operations	(3)	(991)	—	(3,562)
Unallocated Corporate Revenues	2,614	3,987	8,912	11,402

Consolidated Revenue Adjusted -’09 Disc Ops (2)	91,139	84,733	273,568	254,205

Add: Additional Discontinued Operations Revenue, post filing (3)	—	(47)	—	(313)

Total Consolidated Revenue, per 10-Q (4)	$91,139	$84,686	$273,568	$253,892

RECONCILIATION OF EXPENSES
	3Q10	3Q09	3Q10	3Q09
Divisional Total Expenses
Multifamily — Same-Property	$30,594	$29,167	$90,098	$85,730
Multifamily — Non Same-Property (1)	3,898	3,822	11,132	12,488
Commercial	6,645	8,236	19,634	24,931

Total Divisional Expenses	41,137	41,225	120,864	123,149

Less: Unconsolidated Expenses — Multifamily	(379)	(766)	(1,412)	(2,735)
Less: Unconsolidated Expenses — Commercial	(2,663)	(5,952)	(7,895)	(17,872)
Discontinued Operations	(14)	(757)	(59)	(3,943)
Impairment — Discontinued Operations (5)	—	251	—	2,051

Total Property Operating Expenses	38,081	34,001	111,498	100,650
Property Management Expenses	2,323	1,728	6,008	5,329
General & Administrative Expenses	3,757	4,073	14,022	12,982
Management Fee and Other Expenses	2,001	3,340	7,259	11,131
Restructure Charges	—	588	—	1,400
Investment and Development (6)	9	100	42	1,585
Impairment — Continuing Operations (5)	131	221	914	1,839
Depreciation	30,554	28,070	91,075	84,130
Amortization	2,299	864	6,693	2,936

Consolidated Expense Adjusted -’09 Disc Ops (2)	79,155	72,985	237,511	221,982

Add: Additional Discontinued Operations Expense, post filing (3)	—	(1)	—	1

Total Consolidated Expense, per 10-Q (4)	$79,155	$72,984	$237,511	$221,983

RECONCILIATION OF NOI
	3Q10	3Q09	3Q10	3Q09
Divisional Total NOI

Multifamily — Same-Property	$39,185	$40,524	$118,363	$125,650
Multifamily — Non Same-Property	3,902	3,054	10,897	7,462
Commercial	12,832	14,233	41,155	44,049

Total Divisional NOI	55,919	57,811	170,415	177,161

Less: Unconsolidated NOI — Multifamily	(283)	(719)	(1,161)	(2,792)
Less: Unconsolidated NOI — Commercial	(5,203)	(9,862)	(16,155)	(30,546)
Discontinued Operations	11	(234)	59	381
Impairment — Discontinued Operations (5)	—	(251)	—	(2,051)
Unallocated Corporate Revenues	2,614	3,987	8,912	11,402
Property Management Expenses	(2,323)	(1,728)	(6,008)	(5,329)
General & Administrative Expenses	(3,757)	(4,073)	(14,022)	(12,982)
Management Fee and Other Expenses	(2,001)	(3,340)	(7,259)	(11,131)
Restructure Charges	—	(588)	—	(1,400)
Investment and Development (6)	(9)	(100)	(42)	(1,585)
Impairment — Continuing Operations (5)	(131)	(221)	(914)	(1,839)
Depreciation	(30,554)	(28,070)	(91,075)	(84,130)
Amortization	(2,299)	(864)	(6,693)	(2,936)

Income from Operations	11,984	11,748	36,057	32,223
Total Other Income (Expense)	(23,105)	(12,378)	(66,459)	(9,658)

(Loss) Income from Continuing Operations (7)	(11,121)	(630)	(30,402)	22,565

Discontinued Operations	—	(45)	—	(314)

(Loss) Income from Continuing Operations, per 10-Q (4)	$(11,121)	$(675)	$(30,402)	$22,251

Notes:

(1)	Includes operations from for-sale portfolio.

(2)	Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.

(3)	Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.

(4)	For prior period, reflects total consolidated revenue, expense or (loss) income from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).

(5)	For the three months ended September 30, 2010, the Company recorded a $0.1 million non-cash impairment charge related to condominium sales at one of the Company’s for-sale properties. The additional charges reflected in the nine months ended September 30, 2010 are casualty losses attributable to property damage at three of the Company’s multifamily apartment communities. For the three months ended September 30, 2009, the Company recorded a $0.5 million non-cash impairment charge. Of the charge, $0.2 million (presented in “Impairment and other losses” in continuing operations) is related to the Company’s noncontrolling interest in the Colonial Grand at Traditions joint venture and $0.3 million (presented as a part of “(Loss) Income from Discontinued Operations”) is related to the sale of the remaining units at Portofino at Jensen Beach, a for-sale residential project. For the nine months ended September 30, 2009, in addition to the charges described above, the Company recorded $3.4 million of non-cash impairment charges. Of the charge, $0.7 million is related to the Company’s noncontrolling interest in the Craft Farms joint venture, $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project and $0.6 million is related to an additional for-sale residential project and sale of outparcels (presented in “Impairment and other losses” in continuing operations). In addition, $1.8 million is related to two multifamily apartment communities sold during the nine month period (presented as a part of “(Loss) Income from Discontinued Operations”.)

(6)	Reflects costs incurred related to potential mergers, acquisitions and abandoned pursuits . These costs are volatile and therefore may vary between periods.

(7)	(Loss)/Income from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.

3Q10	NYSE: CLP